UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

API TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001–35214	98-0200798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4705 S. Apopka Vineland Rd. Suite 210

Orlando, FL 32819

(Address of principal executive offices)

(407) 876-0279

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

First Amendment to Credit Agreement with Wells Fargo Bank, National Association

On May 22, 2013, API Technologies Corp., a Delaware corporation (the “Company”), entered into a First Amendment to the Credit Agreement (the “Amendment”), by and among the Company and certain of its subsidiaries, as borrowers (the “Borrowers”), the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Agent”). The Amendment amends that certain Credit Agreement, dated as of February 6, 2013, by and among the Borrowers, the lenders from time to time party thereto, the Agent and Wells Fargo Bank, National Association, as English law security trustee (as amended, supplemented or modified from time to time, the “Credit Agreement”).

The Amendment amends certain cash management and reporting requirements.

The preceding description of the Amendment is a summary only and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to the Credit Agreement, dated as of May 22, 2013, by and among API Technologies Corp. and certain of its subsidiaries, as borrowers, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and English law security trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API TECHNOLOGIES CORP.

Dated: May 24, 2013	By:	/s/ Phil Rehkemper
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	First Amendment to the Credit Agreement, dated as of May 22, 2013, by and among API Technologies Corp. and certain of its subsidiaries, as borrowers, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and English law security trustee.